EXHIBIT 99.  PRESS RELEASE DATED APRIL 1, 2003.

Humphrey Hospitality Trust, Inc. Reports Fourth Quarter and Year-End Results

COLUMBIA, MD - (BUSINESS WIRE) - April 1, 2003 - Humphrey Hospitality Trust, Inc. (NASDAQ: HUMP), a self-advised real estate investment trust, today announced its results for the fourth quarter and year ended December 31, 2002.

Fourth Quarter Results

Earnings per share ("EPS") represented a loss of $1.5 million, or ($.13) per diluted share, for the fourth quarter of 2002, compared to a loss of $3.2 million, or ($.29) per diluted share, for the same quarter last year. Funds from operations ("FFO") represented a loss of $414,000, or ($.04) per basic and diluted share for the quarter ended December 31, 2002, as compared to a loss of $1.3 million or ($.12) per basic and diluted share, reported for the same quarter in 2001.

During the fourth quarter ended December 31, 2002, occupancy rates climbed 20 basis points, to 55.5%, and ADR increased by 1.0%, to $49.30, driving a 1.3% increase in RevPAR ($27.36 for the fourth quarter 2002) over the same quarter in 2001.

With its creation of a taxable REIT subsidiary ("TRS") effective January 1, 2002, the Company terminated the revenue stream of fixed and variable rent from its third-party lessee, and began reporting hotel operating revenues and expenses in lieu of such rents. The Company's 2002 results reflect hotel operating revenues and expenses as a result of the TRS structure. In addition, during 2002, the Company sold 10 hotels. The Company's 2001 results reflect rent received from the Company's third party lessee under operating leases pursuant to which the third party lessee was responsible for hotel operating expenses and payment of fixed and percentage rent to the Company.

Lower interest rates, and a $21.6 million reduction in outstanding debt (using proceeds from the sale of 10 hotels during 2002), contributed to a $552,000 reduction in interest expense during the fourth quarter 2002. These savings were fully offset by non-recurring costs ($307,000) incurred in transferring certain hotel properties among the Company's subsidiaries, and by a provision for the estimated cost of repairs resulting from uninsured property damage at several of the Company's hotels ($260,000).

The 2002 results reflect net gains of $815,000 ($.07 per basic and diluted share) reported on the sale of hotel properties during the fourth quarter 2002.

Full-Year Results

EPS represented a loss of $1.8 million, or ($.16) per diluted share, for the year ended 2002, compared to earnings of $.7 million, or $.06 per diluted share, for 2001. FFO for the year ended December 31, 2002 was $6.8 million ($.60 per basic share; $.56 per diluted share), representing a 33% decline in FFO for the year. The Company's 2002 results reflect hotel operating revenues and expenses as a result of the TRS structure described above which became effective January 1, 2002. The Company's 2001 results reflect rent received from the Company's third party lessee under operating leases pursuant to which the third party lessee was responsible for hotel operating expenses and payment of fixed and percentage rent to the Company.

Occupancy rates fell 80 basis points, to 61.4%, and ADR declined by .7%, to $50.11, for the year ended December 31, 2002. RevPAR, at $30.79 for the year 2002, was down 2% from the comparable period ended December 31, 2001.

"The year 2002 represented another year of challenging market conditions, which have translated to a further loss of demand for lodging services", said Randy Whittemore, Humphrey Hospitality Trust's President and CEO. "Our hotels have been managed aggressively for us during this period, and as a result, we have only experienced moderate reductions in occupancy and ADR during 2002", added Mr. Whittemore.

"Our strategy of cash retention during this period of economic uncertainty, coupled with the active divestiture of non-strategic assets, has positioned our Company for improved success, even as the economy continues to show weakness into the 2003 first quarter. However, as a result of continued volatility in lodging demand throughout the industry, we are unable to fairly predict the level of earnings we might expect for the year 2003 at this time. Accordingly, we will defer making any announcement regarding dividends until a later time, when a better conclusion about our earnings potential can be made" concluded Mr. Whittemore.

Humphrey Hospitality Trust, Inc. specializes in limited-service lodging. The Company owns 81 hotels in 19 mid-western and eastern states.

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company's filings with the Securities and Exchange Commission.

CONTACT: Humphrey Hospitality Trust, Inc.
Michael Schurer, 443/259-4924

The following table sets forth the Company's unaudited results of operations for the three-month periods ended December 31, 2002 and 2001, respectively, and the audited results of operations for the year ended December 31, 2002.

                                                                 (In thousands, except per share data)
                                                           Three Months Ended            Twelve Months Ended
                                                              December 31,                   December 31,
                                                          2002            2001           2002            2001
                                                     ---------------------------------------------------------------
                                                       (Unaudited)     (Unaudited)
Revenues
--------
Room rentals and other hotel services                 $     14,194    $     1,849    $    65,540    $       5,327
Base and percentage rents                                        -          2,034              -           21,323
Other                                                           38            132            154              267
                                                     ---------------------------------------------------------------
                                                            14,232          4,015         65,694           26,917
                                                     ---------------------------------------------------------------

Expenses
--------
Hotel and property operations                               11,484          1,561         47,216            4,230
Interest                                                     2,634          3,036          8,098            9,497
Depreciation                                                 1,917          1,788          7,958            7,602
General and administrative                                   1,212            890          3,035            2,730
Lease cancellation expense                                       -            400              -              400
Agreement cancellation expense                                   -              -            211                -
                                                     ---------------------------------------------------------------
                                                            17,247          7,675         66,518           24,459
                                                     ---------------------------------------------------------------

Earnings (loss) before gains (losses)  on
  dispositions of assets and provision for
  impairment loss and minority interest                     (3,015)        (3,660)          (824)           2,458

Gain (loss) on dispositions of assets and
  provision for impairment loss, net of taxes                  520             37           (792)          (1,153)
Minority interest                                               26            (86)          (258)            (522)
                                                     ---------------------------------------------------------------


Earnings (loss) from continuing operations                  (2,469)        (3,709)        (1,874)             783

Discontinued operations                                        953            480             44              (74)
                                                     ---------------------------------------------------------------
Net earnings (loss)                                   $     (1,516)   $   (3,229)    $    (1,830)   $         709
                                                     ===============================================================

Net earnings (loss) per share - basic and diluted
Continuing operations                                 $      (0.21)   $    (0.33)    $     (0.16)   $        0.07
Discontinued operations                                       0.08          0.04               -            (0.01)
                                                     ---------------------------------------------------------------
Net earnings (loss)                                   $      (0.13)   $    (0.29)    $     (0.16)   $        0.06
                                                     ===============================================================



Unaudited - In thousands, except per share data:
                                                         Three Months Ended        Twelve Months Ended
                                                           December 31,                December 31,
                                                         2002        2001           2002         2001
                                                      ---------    --------       --------     ---------
Average daily room rate (ADR)                         $   49.30    $  48.80       $  50.11     $   50.47
Revenue per available room (RevPAR)                   $   27.36    $  27.01       $  30.79     $   31.42
Occupancy percentage                                       55.5%       55.3%          61.4%         62.2%

Reconciliation of net earnings (loss) to FFO
--------------------------------------------
Net earnings (loss)                                   $  (1,516)   $ (3,229)      $ (1,830)    $     709
Depreciation                                              1,917       1,935          8,210         8,204
Gain on disposition of assets                              (815)        (37)        (1,852)          (39)
Provision for impairment loss                                 -           -          2,246         1,192
                                                      ---------    --------       --------     ---------
FFO (1)                                               $    (414)   $ (1,331)      $  6,774     $  10,066
                                                      =========    ========       ========     =========

FFO per share - basic                                 $   (0.04)   $  (0.12)      $   0.60     $    0.90
                                                      =========    ========       ========     =========
FFO per share - diluted                               $   (0.04)   $  (0.12)      $   0.56     $    0.83
                                                      =========    ========       ========     =========

Reconciliation of FFO to AFFO
-----------------------------
FFO                                                   $    (414)   $ (1,331)      $  6,774     $  10,066
Lease cancellation expense                                    -         400              -           400
Agreement cancellation expense                                -           -            211             -
Hotel transfer costs                                        307           -            307             -
Recurring capital expenditures                           (1,073)     (1,561)        (2,701)       (5,173)
                                                      ---------    --------       --------     ---------

AFFO (1)                                              $  (1,180)   $ (2,492)      $  4,591     $   5,293
                                                      =========    ========       ========     =========

(1) The Company believes that Funds from Operations ("FFO") provides relevant and meaningful information about its operating performance that is necessary, along with net earnings, for an understanding of its operating results. Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") as net earnings (computed in accordance with accounting principles generally accepted in the United States of America), excluding cumulative effects of changes in accounting principles, extraordinary items and gains or losses on sales of properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. In addition, the Company reports Adjusted Funds From Operations ("AFFO"), defined by the Company as FFO after reserves for capital expenditures, and before one-time items including fees incurred in connection with the termination of the Administrative Services Agreement and the Percentage Leases, and costs incurred with the transfer of hotel properties among the Company's subsidiaries. FFO and AFFO do not represent cash flows from operations as defined by accounting principles generally accepted in the United States of America. FFO and AFFO are not indicative that cash flows are adequate to fund all cash needs and should not be considered as alternatives to cash flows as a measure of liquidity. The Company's FFO may not be comparable to the FFO of other REIT's because they may not use the current NAREIT definition or they may interpret the definition differently.